UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2009

CENTAURUS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146344	26-0687353
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SOUTH FEDERAL HWY. SUITE 100 BOCA RATON, FL		33432
Address of principal offices		Zip Code

Registrant’s telephone number including area code:   561-549-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 2.01.            Acquisition Or Disposition Of Assets

On May 12, 2009, the  Registrant acquired 100% of the issued and outstanding capital stock of Kahzam, Inc., a Florida corporation, in exchange for the issuance of 4,000,000 shares of Common Stock of the Registrant.

Kahzam, Inc. is an emerging presence in the global pay per click (“PPC”) search engine and Web portal field. The company is headquartered in Boca Raton, FL with additional offices in Phoenix, AZ and plans to establish offices in New York City, Los Angeles, Washington, D.C. and Chicago.

Kahzam maintains a vast index of Web sites and other online content that is freely available via the search engine to all Internet users. This automated search technology helps anyone obtain nearly instant access to relevant information from our extensive index.

 The audited financial statements of Kahzam, Inc. for the periods ended December 31, 2007 and December 31, 2008 are set forth as Exhibit 99.1 to this Form 8-K.

Item 5.01.            Change in Control of Registrant.

The information set forth above in Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

 On May 12, 2009, the Board accepted the resignation of Robert Weaver, Jr. as an Officer and Director of the Registrant.  On May 12, 2009, the Board appointed J. Franklin Bradley as President and Chairman of the Board and James Lindsay as Secretary, Chief Operating Officer, and Director of the Registrant, to serve until the next Annual Meeting of Shareholders.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On May 12, 2009, our Board of Directors approved a change in name of the Registrant to Kahzam, Inc. effective at the close of business on May 31, 2009.  On May 12, 2009, our Board of Directors approved a forward-split of our Common Stock on the basis of three new shares of Common Stock for each one share of Common Stock held of record at the close of business on May 31, 2009.  These corporate actions were ratified on May 12, 2009 by holders of a majority of the shares of Common Stock of the Registrant acting on written consent.

EXHIBIT 99.1

AUDITED FINANCIAL STATEMENTS

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:                      May 12, 2009
CENTAURUS RESOURCES, INC.

By:/s/ J. FRANKLIN BRADLEY
J. FRANKLIN BRADLEY
President